Exhibit 99.2

EROLL GROW TECH LTD

INTERIM CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2018

EROLL GROW TECH LTD

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2018

IN U.S. DOLLARS

UNAUDITED

EROLL GROW TECH LTD.
CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	June 30,	September 30,
	2018	2017
	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$52	$744
Restricted bank deposit	59	242
Other accounts receivable	1,187	363
Inventory	29	-

Total current assets	1,327	1,349

Property and equipment, net	799	14

Total assets	$2,126	$1,363

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Trade payables	$501	$44
Advances from customers	3,150	1,263
Convertible Loan	494	-
Other accounts payable	986	424

Total current liabilities	5,131	1,731

COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDER'S DEFICIENCY
Ordinary Shares of NIS 1 par value-
Authorized: 100,000 shares at September 30,2017 and June 30, 2018; Issued and Outstanding: 1,114 and 1,132 shares at September 30, 2017 and June 30, 2018, respectively	*	*
Additional Paid in capital	1,535	1,298
Accumulated deficit	(4,540)	(1,666)

Total shareholders' deficiency	(3,005)	(368)

Total liabilities and shareholders' deficiency	$2,126	$1,363

(*)  Represents an amount less than $1 thousand

The accompanying notes are an integral part of the consolidated financial statements.

EROLL GROW TECH LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands, except share and per share data

	Three months ended June 30,		Nine months ended June 30,
	2018	2017	2018	2017
	Unaudited
Operating expenses:

Research and development	$583	$70	$1,518	$90

General and administrative	173	79	839	215

Selling and marketing	211	28	496	238

Operating loss	967	177	2,853	543

Financial expenses (Income), net	(17)	64	21	9

Loss before taxes on income	950	241	2,874	552

Net loss	$950	$241	$2,874	$552

Basic and diluted net loss per share	$(839)	$(230)	$(2,545)	$(543)

Weighted average number of ordinary shares used in computing basic and diluted loss per share	1,132	1,050	1,129	1,016

The accompanying notes are an integral part of the consolidated financial statements.

EROLL GROW TECH LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands, except share and per share data

	Ordinary Shares		Additional Paid in capital	Accumulated deficit	Total Shareholders' Deficiency
	Number	Amount

Balance as of September 30, 2016	1,000	*	335	(564)	(229)

Net Loss	-	-	-	(1,102)	(1,102)

Issuance of ordinary shares	114	*	963	-	963

Balance as of September 30, 2017	1,114	*	1,298	(1,666)	(368)

Net Loss	-	-	-	(2,874)	(2,965)

Issuance of ordinary shares	18	*	237	-	237

Balance as of June 30, 2018 (unudited)	1,132	*	1,535	(4,540)	(3,005)

(*)  Represents an amount less than $1 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

EROLL GROW TECH LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands, except share and per share data

	Nine months ended June 30,
	2018	2017
	Unaudited
Cash flows from operating activities:

Net Loss	(2,874)	(552)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18	-
Accrued interest on convertible loan	7	-
Foreign Currency exchange differences due to Loan	(13)	-
Changes in assets and liabilities:
Increase (decrease) in other accounts receivable	2	(10)
Increase in advances from customers Payables	1,061	413
Increase in trade payables	457	2
Increase in inventory	(29)	-
Increase in other accounts payable	562	148

Net cash used in operating activities	(809)	1

Cash flows from investing activities:
Purchase of property and equipment	(803)	(2)
Investment in restricted bank deposit	183	-

Net cash used in investing activities	(620)	(2)

Cash flows from financing activities:
Proceeds from issuance of Ordinary Shares	237	450
Proceeds from convertible loan	500	-

Net cash provided by financing activities	737	450

Change in cash and cash equivalents	692	(449)

Cash and cash equivalents at the beginning of the year	744	11

Cash and cash equivalents at the end of the year	52	460

Supplemental disclosures of non-cash flow information:

Advances from customers receivable	(826)	(35)

The accompanying notes are an integral part of the consolidated financial statements.

EROLL GROW TECH LTD.
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL

a.	Eroll Grow Tech Ltd. (the "Company" or "Eroll") was incorporated pursuant to the laws of the state of Israel on May 18, 2015.

The company has four wholly owned subsidiaries as followings:

Seedo Us Inc (Seedo) incorporated pursuant to the laws of the state of Colorado U.S on November 2016.

Seedo USA LLC (Seedo USA) incorporated pursuant to the laws of the state of Nevada U.S on March 2017. To this date the subsidiary has no activities

Urban Auto Grow Inc (UAG) incorporated pursuant to the laws of the state of Nevada U.S on January 2017. To this date the subsidiary has no activities

E.L Urban Auto Grow ltd (Urban) incorporated pursuant to the laws of the state of Cyprus on December 2017. To this date the subsidiary has no activities

b.	The Company and its subsidiaries (the "Group") operate in the field of development, and distribution of home growing automated machines for variety of herbs and vegetables world wide.

c.
As reflected in the accompanying consolidated financial statements, the Company has not generated revenue since inception. The Company has an accumulated deficit in the total amount of $4,631 as of June 30, 2018 and further losses are anticipated in the development of its business. Those factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

The Company intends to finance operating costs with existing cash, reducing operating spend and issuances of equity and debt securities, the Company will need to seek additional sources of financing.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and liabilities and commitments in the normal course of business.

The consolidated financial statements for the three and nine months ended June 30, 2018 do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from uncertainty related to the Company’s ability to continue as a going concern.

EROLL GROW TECH LTD.
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with U.S.generally accepted accounting principles and standards of the Public Company Accounting Oversight Board for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements. In the opinion of management, the accompanying financial statements include all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the Company's (i) consolidated financial position as of June 30, 2018,(ii) consolidated results of operations for the three and nine months ended June 30, 2018 and (iii) consolidated cash flows for the nine months ended June 30, 2018. The results for the three and nine months periods ended June 30, 2018, as applicable, are not necessarily indicative of the results that may be expected for the year ending September 30, 2018.

NOTE 3:-	SIGNIFICANT ACCOUNTING POLICIES

a.
The significant accounting policies applied in the annual consolidated financial statements of the Company as of September 30, 2017 are applied consistently in these interim consolidated financial statements except as discussed below.

b.	Recent Accounting Pronouncements Not Yet Adopted:

Revenue Recognition. In May 2014, the Financial Accounting Standards Board ("FASB") issued ASU 2014-09, "Revenue from Contracts with customers"' new guidance that affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. The new guidance will supersede the revenue recognition requirements in the current revenue recognition guidance, and most industry- specific guidance. In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer are amended to be consistent with the guidance on recognition and measurement in this update. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, the FASB defines a five-step process which includes the following: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

EROLL GROW TECH LTD.
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 3:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Recent Accounting Pronouncements Not Yet Adopted (Cont.)

The guidance permits two methods of adoption: the full retrospective method, in which case the standard would be applied to each prior reporting period presented and the cumulative effect of applying the standard would be recognized at the earliest period shown, or the modified. Retrospective transition method, in which case the cumulative effect of applying the standard would be recognized at the date of initial application.

ASU 2014-09, as amended, is effective for annual reporting periods beginning after December 15, 2017. Since the Company's inception until June 30, 2018 the Company did not recognize any revenues. The Company will evaluate the impact of this ASU on its consolidated financial statements and related disclosures.

Leases - In February 2016, the FASB issued ASU 2016-02, “Leases”, on the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for in a manner similar to the accounting under existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. ASC 842 supersedes the previous leases standard, ASC 840, "Leases". The guidance is effective for the interim and annual periods beginning on or after December 15, 2018. The Company is currently evaluating the impact that ASU 2016-02 will have on its consolidated financial statements and related disclosures.

NOTE 4:-         INVENTORY

The components of inventory are as follows:

	September 30,
	2017	2016

Raw materials	$29	$-

	$29	$-

EROLL GROW TECH LTD.
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 5:-	COMMITMENTS AND CONTINGENT LIABILITIES

On October 2017 the Company entered into rental agreements for its office premises which will end on April 30, 2022. The agreement is secured by bank guarantees and monthly debentures equivalent with the lease payments.

The future minimum lease fees payable for the lease agreement as of June 30, 2018, are as following:

2018	$31
2019	124
2020	124
2021	124
2022	73

$476

On September 2017 the Company entered into a vehicle operating lease agreement for a period of 32 months. The future minimum lease fees payable for both above agreements as of June 30, 2018, are as following:

2018	$20
2019	78
2020	58

$157

NOTE 6:-	SHAREHOLDERS' DEFICIENCY

a.	As of September 30, 2017 and June 30, 2018 the Company's share capital is composed as follows

	September 30, 2017		June 30, 2018
	Authorized	Issued and outstanding	Authorized	Issued and outstanding
	Number of shares
Ordinary shares of NIS 1 par value each	100,000	1,114	100,000	1,132

Each Ordinary share is entitled to receive dividend, participate in the distribution of the  Company's net assets upon liquidation and to receive notices of participate and vote (at one vote per share) at the general meetings of the Company on any matter upon which the general meeting is authorized.

EROLL GROW TECH LTD.
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 6:-         SHAREHOLDERS' DEFICIENCY (Cont.)

b.	Issuance of shares:

1.	During April, 2017, the Company issued 75 ordinary shares to new and existing investors, of NIS 1 par value per share each for a total amount of $450.

2.	During July, 2017, the Company issued 39 ordinary shares to new and existing investors, of NIS 1 par value per share each for a total amount of $513.

3.	During November, 2017, the Company issued 18 ordinary shares to new and existing investors, of NIS 1 par value per share each for a total amount of $237.

NOTE 7:-         FINANCIAL EXPENSES, NET

	Three months ended June 30,		Nine months ended June 30,
	2018	2017	2018	2017

Bank commissions	8	1	25	3
Loan interest	7	-	7	-
Foreign currency transactions and other	(50)	53	(77)	(5)
Exchange fees	18	10	66	11

	(17)	64	21	9

NOTE 8:-	RELATED PARTY

As of June 30, 2018 and September 30, 2017 the Company recorded a provision in the amount of $452 and $340 respectively, that classified in other accounts payable, and recorded expenses in the amount of $112 and $180 respectively, that classified in general and administrative expenses, to a related party and  for management services.

NOTE 9:-         CONVERTIBLE LOAN

On June 6, 2018 (the “Closing Date”), the Company entered into a Loan Agreement (the “Agreement”) with a third party (the “Lenders”), in a total amount of $500 (the “Loan”). The Loan bears interest at a monthly rate of 2%, for a year. The company shall pay the loan and interest within one year from the closing date. In future event when the company will merge with public company the lender has the right to convert the Loan and Interest to the public company shares, at a price per share equals to the lower of (1) a valuation of the company of $15,000, or (2) the fair market value of the company as shall be evaluated as of the company's first raising via equity issuance. During the 9 months period ended June 30, 2018 the Company recorded an interest expenses in the total amount of $7. The Company did not record a Beneficial Conversion Feature ("BCF") with respect to convertible loan since the contingent BCF shall not be recognized in earnings until the contingency is resolved.

EROLL GROW TECH LTD.
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 10:-       SUBSEQUENT EVENT

The Company evaluates events or transactions that occur after the balance sheet date but prior to the issuance of the consolidated financial statements to identify matters that require additional disclosure. For its consolidated financial statements as of June 30, 2018, the Company evaluated subsequent events through November 27, 2018, the date that the consolidated financial statements were issued. Except as described below, the Company has concluded that no subsequent event has occurred that require disclosure.

a.
During July 2018, the Company entered into a Convertible Loan Agreement (the “Agreement”) with a third party (the “Lenders”), in a total amount of $250 (the “Convertible Loan”). The Convertible Loan bears interest at a monthly rate of 2%, for a year. In future event when the company will merge with public company the lender has the right to convert the Loan and Interest to the public company shares, at a price per share equals to the lower of (1) a valuation of the company of $25,000, or (2) the fair market value of the company as shall be evaluated as of the company's first raising via equity issuance. If the future event does not occur the company shall pay the loan and interest within one year from the closing date.

b.	During August 2018, the Company issued an additional 5 ordinary shares to one of its employees as part of employment termination agreement.

c.
On August 2, 2018 the Company received a loan in the amount of $100 with interest rate of 2% per month, the loan shall be paid on September 20, 2018, in case the Company mergers into a traded company in the OTC the lender in eligible to receive 99,338 from the public company (based on a company's value of $15,100), accordingly since the merger occur, during September the lender received 99,338 shares as a repayment of the loan.

d.
During August 2018, the Company entered into a strategic business planning consulting agreement, the agreement period is for six months, the consultant shall be paid via one of two options, at the Consultant's sole preference, either $25 or 25,000 shares of the OTC traded entity.

e.
During August, 2018, the Company entered into a convertible loan agreement with Cannabics Pharmaceuticals Inc. (The "Investor"), the Investor is willing to make available to the Company (i) an Initial loan, (ii) a Second Investment and (iii) a Second Loan.

(i)	According to the Initial loan The Investor agrees to lend to the Company $500, the bears no interest for a time period of ninety days.

Automatic Conversion. In the event that within 3 months of the Loan Closing, the Company’s shares are listed for public trading on an inter-dealer quotation system, such as The OTC Markets, (the “Conversion Trigger Event”). Then the Investment Amount shall be automatically converted into such number of fully-paid and non-assessable ordinary shares of the Company representing 7.5% of the outstanding shares on a fully-diluted basis of the Company at the time of conversion (the “Automatic Conversion”).

EROLL GROW TECH LTD.
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 10:-       SUBSEQUENT EVENT (Cont.)

(ii)
Second Investment., the Investor shall invest an additional $500 in the Company (the “Second Investment”), subject to delivery of a minimum of 96 units to the customers of the Company's units and in consideration for the Second Investment, the Company shall issue to the Investor such number of fully-paid and non-assessable ordinary shares of the Company representing an additional 7.5% of the outstanding shares on a fully-diluted basis of the Company at the time of conversion, such that following the Second Investment, the Investor shall hold 15% of the outstanding shares on a fully-diluted basis of the Company.

(iii)
Thirty days from the second investment and event of the occurrence of a Conversion Trigger Event, the Investor shall lend to the Company an additional $1,000, subject to the terms and conditions of this Agreement (the “Second Loan”) the bears no interest for the time of none year.

At any time prior to the Second Loan Due Date the Investor shall have the option to convert the Second Loan into such number of fully-paid and non-assessable ordinary shares of the Company representing 5% of the outstanding shares on a fully-diluted basis of the Company at the time of such conversion.

During September 2018, the Company signed an amendment to this agreement accordingly:

1)	the Investor received 10% of the OTC company shares for the $1,000 financing (Initial Loan, Second Investment) instead of 15%.

2)	For the Second loan the Investor will be entitled to receive 5% of the Company ordinary shares upon money transfer and will be entitled to receive additional 5% upon conversion.

Subsequent to the signed agreement the Company had received a total amount of $1,300 from Cannabics Pharmaceuticals Inc.

Warrants:

The Investor shall issue to the Company one million warrants at a fixed price of $2 per share, of the Investor's shares, for a period of 12 months.

Royalties:

The Company shall pay the Investor royalties in an amount equal to a percentage of the Company’s revenues starting of Jan 2019 sales as follows:

(a)          Until the conversion or repayment of the Second Loan, an amount equal to 2.5% of revenues

(b)          Following the conversion or repayment of the Second Loan, an amount equal to 5% of revenues.

In the event the Second Loan is repaid, the aggregate royalties to be paid by the Company hereunder will be capped at max $4,000.  In the event the Second Loan is converted into shares, the aggregate royalties to be paid hereunder will be capped at max $8,000.

EROLL GROW TECH LTD.
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 10:-       SUBSEQUENT EVENT (Cont.)

f.
During September 2018 the Company entered into a promissory note agreement with the Cannabics Pharmaceuticals Inc. in the amount of $350 that shall have no defined term and bears no interest. The loan proceeds are specifically marked for acquisition of suitable US public Company. Accordingly during September 2018, the Cannabics Pharmaceuticals Inc. received 3.6% of the public company that Eroll merged into.

g.
During September 2018, the Company received a loan from third party ("The Lender") in the amount of $250 that bears 2% monthly interest rate, the Company has two options for the repayment of the loan, 1) the Company repays the loan alongside with the interest in one payment after 30 days, 2) the Company can convert the loan and the interest to shares of any future traded entity that the Company plans to merge into in the amount of 250,000 shares in exchange for 1 per share (Based on a Company's valuation of $15,000). During September the loan was converted to 250,000 shares of the OTC traded Company.

h.
On September 14, 2018, the Company entered into a Merger Agreement (the "Merger Agreement") with GRCR Partners Inc. ("GRCR"), a company traded in the OTC. According to the Merger Agreement, the Company shall be the surviving entity upon the merger and shall become a wholly owned subsidiary of GRCR Partners Inc. The shareholders of the Company shall receive in consideration for their shares in the Company 87.4% of GRCR Partners Inc.  Share capital, in a ratio of 1:2249

The Merger was accounted for as a reverse recapitalization, according to ASC 805, "Business Combinations". Under reverse capitalization accounting, the Company is considered the acquirer for accounting and financial reporting purposes, and acquired the assets and assumed the liabilities of GRCR. Assets acquired and liabilities assumed are reported at their historical amounts.

As a result of the merger the GRCR Partners Inc. name was changed to Seedo Corp.